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                             ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  PREMIUM ENTERPRISES, INC.
                                      ------------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on MAY 15, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

          No  shares  have  been  issue  or   Directors   Elected  -  Action  by
-------   Incorporators

          No shares have been issue or  Directors  Elected - Action by Directors
-------

          Such amendment was adopted by the board of directors where shares have
-------   been issued.

   X      Such amendment was  adopted by a vote of the  shareholders. The number
-------   of shares voted for the amendment was sufficient for approval.

       Article Four of the Articles of Incorporation is deleted in its entirety and the following substituted therefor:

                                  ARTICLE FOUR
                                  ------------

                                 CAPITAL STOCK
                                 -------------

       The amount of authorized capital stock of this corporation is 20,000,000 shares of common stock, each share having no par value, and 10,000,000 shares of preferred stock, each share having $.01 par value. All shares when issued shall be fully paid and non-assessable, the private property of shareholders, and shall not be liable for corporate debts.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None


                                                PREMIUM ENTERPRISES, INC.


                                                By /s/ John D. Rogers
                                                  ------------------------------
                                                     John D. Rogers, President